                                                                    Exhibit 99.1

Press Release

January 7, 2008

For more information contact Jerome Fagerland, President and General Manager.
Phone 402-925-5570.

                             Investor Communications

As you may recall, the Annual Meeting of the members of NEDAK Ethanol LLC was held on September 19, 2007. An agenda item of the meeting was a construction update by a Delta-T Corporation official. Delta T Corporation is the engineering, procurement and construction contractor for the project.

The Delta-T representative reported at the Annual Meeting that a mechanical completion date of late fourth quarter 2007 was possible. Since the September
Annual Meeting, there have been several construction issues that have moved mechanical completion into 2008. As such, we want to provide you this updated information.

We have learned from Delta T Corporation that one of the issues which has delayed mechanical completion is a vendor supplying major pieces of equipment did not deliver all equipment until early January 2008. We are told this caused a chain of delays in the construction process.

We were further told that another delay has been caused by a dispute between
Delta-T Corporation and one of its subcontractors. The subcontractor is a major provider of labor to complete the project.

We expect it could possibly take 60 days for Delta-T to work through the issues and negotiations with its contractors.

NEDAK Ethanol's Board of Directors is working diligently with Delta-T so that a completion date is identified and that completion will be as timely as possible.
The Board has worked and will continue to work closely with its lender, its employees and key vendors to keep all key constituents of the project informed of items pertinent to them.

We expect that Delta-T will be providing a new construction plan within the near future. NEDAK's Board anticipates a new construction completion date will be identified in the first half of 2008.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the
Securities Act of 1933, as amended, and Section 21E of the Securities Exchange
Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including
"may," "will," "expect," "anticipate," "believe," "intend," "estimate,"
"continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: our ability to complete, start up and benefit from the plant completion; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the ethanol and agribusiness industry and unpredictability of the weather; agricultural, economic, labor and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.